Exhibit 99.1

Limelight Networks® Acquires Web and Application Acceleration Technology Innovator AcceloWeb

Tempe, Az—9 May 2011—Limelight Networks, Inc. (NASDAQ: LLNW, “Limelight”) today announced the acquisition of AcceloWeb, a Tel Aviv-based provider of advanced technology that helps speed the presentation of web sites and applications.

“The web application acceleration market is large and growing rapidly as enterprise and consumer applications migrate into the cloud – one of the three macro trends core to Limelight’s strategy. The talented AcceloWeb team has built the most innovative solution in the sector and we are excited to join forces with them to define best-in-class for this market by rapidly deploying their software worldwide on our high performance compute, storage and delivery platform,” said Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc.

AcceloWeb’s technology, combined with Limelight’s web and application acceleration services, will help customers dramatically improve “Time to Action” on their web sites. Time to Action is the amount of time an end user will wait in order to perform tasks on a website or within a web application. By speeding the performance of Limelight’s Portal and Commerce Accelerator services, AcceloWeb’s patent-pending technology will increase conversion rates, decrease abandonment, and improve the return on a customer’s marketing investment.

AcceloWeb’s technology addresses the bottleneck of presenting a site or application within a browser. The technology requires zero configuration and no pre-optimization, and does not require any changes to existing web development workflow, reconfiguration of site or application resources, installation of a hardware appliance or any server side, browser or desktop plug-ins. Click here to see a short video (powered by Limelight Video Platform) that demonstrates AcceloWeb’s technology working to improve user experience on Limelight’s home page.

“We’re pleased to join Limelight and continue our work building Internet scale software that improves end-user experiences on the Internet. We are excited about the opportunity that Limelight’s global resources and technology platform offers the AcceloWeb team,” said Ofer Gadish, CEO, AcceloWeb.

This transaction was completed with a combination of Limelight Networks common stock and cash. YL Ventures, headed by Yoav Andrew Leitersdorf, participated in the transaction as an investor, strategic advisor, and board member. Terms were not disclosed.

Safe-Harbor Statement

This press release contains forward-looking statements concerning the company’s operations and use of acquired technology and intellectual property. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, risks associated with the integration of acquired business operations and other risks described in the company’s quarter report on Form 10Q and other periodic reports filed with the Securities and Exchange Commission. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason

About Limelight Networks, Inc.

Limelight Networks, Inc. (NASDAQ: LLNW) provides solutions that enable business and technology decision makers to profit from the shift of content and advertising to the online world, the explosive growth of mobile and connected devices, and the migration of IT applications and services into the cloud. Approximately 1800 customers worldwide use Limelight’s massively scalable software services to engage audiences, enhance brand presence, analyze viewer preferences, optimize advertising, manage and monetize digital assets, and ultimately build stronger customer relationships. For more information, please visit http://www.limelightnetworks.com or follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2011 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Paul Alfieri of Limelight Networks, Inc., +1-646-875-8835, palfieri@llnw.com